Exhibit 99.1
Contact
Scott M. Tsujita
SVP Finance, Treasury & Investor Relations
Hypercom Corporation
Phone: 602-504-5161
Email: stsujita@hypercom.com
FOR IMMEDIATE RELEASE
HYPERCOM CORPORATION ANNOUNCES THIRD
QUARTER 2005 FINANCIAL RESULTS
PHOENIX, November 9, 2005 - Hypercom Corporation (NYSE: HYC) a leading global supplier of electronic payment solutions, today announced financial results for the three months ended September 30, 2005.
The financial information presented includes comparative third quarter year over year figures and sequential third quarter vs. second quarter 2005 GAAP results. In addition, where appropriate, the financial information also includes comparative adjusted non-GAAP financial results.
Revenue
•	Third quarter revenue was $69.8 million for 2005 versus $62.8 million in the same quarter last year, an 11.2% year-over-year increase and a 9.1% increase over the 2005 second quarter revenues of $64.0 million. The year-over-year and sequential quarter revenue increases were primarily due to strong U.S. sales growth attributable to the new Optimum L4100 multi-lane terminal.
Gross Profit
•	Gross profit for the 2005 third quarter was $26.5 million or 38.0% of revenue versus $24.3 million or 38.7% of revenue in the same quarter of 2004.

•	On a sequential quarter basis, third quarter gross profit increased by $16.7 million compared to second quarter gross profit of $9.8 million. Second quarter gross profit included $13.7 million of non-recurring charges related to the Company’s ongoing business review. Gross profit increased by $3.0 million over second quarter 2005 adjusted non-GAAP gross profit of $23.5 million.

•	Gross profit as a percentage of revenue can vary significantly depending upon the specific quarterly revenue mix of customers, products, and services; relative revenue contribution by geographic region; variation in manufacturing costs; and other factors. Third quarter gross margin was higher than the previous quarter primarily due to increased revenues from higher margin network products and a higher gross margin point-of-sale terminal product mix.
Operating Expenses
•	Operating expenses for the 2005 third quarter were $21.7 million, a decrease of $0.4 million from $22.1 million in the same quarter of 2004.

•	On a sequential quarter basis, third quarter operating expenses decreased by $3.8 million compared to 2005 second quarter operating expenses of $25.5 million. Second quarter operating expenses included $2.5 million of non-recurring charges related to the Company’s ongoing business review. Operating expenses decreased by $1.3 million compared to second quarter 2005 adjusted non-GAAP operating expense of $23.0 million. The reduction in operating expenses is primarily attributable to a reduction in workforce, and relocation of certain software development activities to the Company’s development centers outside the U.S.
Operating Income
•	Operating income for the 2005 third quarter was $4.8 million, an increase of $2.6 million compared to $2.2 million in the same quarter of 2004.

•	Third quarter operating income increased by $20.5 million compared to the 2005 second quarter operating loss of $15.7 million. Second quarter operating income included $16.2 million of non-recurring charges related to the Company’s ongoing business review. Operating income increased by $4.3 million compared to the second quarter adjusted non-GAAP operating income of $0.5 million.
Net Income
•	Third quarter 2005 net income was $3.5 million, or $0.07 per diluted share, compared to $0.3 million, or $0.01 per diluted share in the same quarter of 2004.

•	Third quarter net income increased by $20.2 million compared to the 2005 second quarter net loss of $16.7 million. Second quarter net income included a loss of $16.2 million related to non-recurring charges associated with the Company’s ongoing business review. Net income increased by $4.0 million compared to the second quarter adjusted non-GAAP loss of $0.5 million.
“We have restored profitability while undertaking a major transformation of the business,” stated Hypercom CEO William Keiper. “The growth in sales over 2004 has been principally based on the market’s reception to our 32-bit Optimum product line, especially the L4100 model. This product has been strongly embraced by large U.S. multi-lane retailers. We have also taken significant actions to make the organization more responsive to market requirements, and have implemented a leaner cost structure. The decisions made and the actions taken have resulted in substantive improvements in the Company’s financial results. Although there is more work to be done, I am confident that we now have in place the senior management team required to drive this business to be both more competitive and fiscally responsible.”
The Company is also announcing today that its Board of Directors has approved an additional share repurchase program of up to $20 million of the Company’s common stock. The Company has $0.8 million remaining on a previously approved $10 million share repurchase authorization. The Company intends to repurchase shares from time to time in open market transactions or in privately negotiated transactions at the Company’s discretion, in accordance with the Board of Directors’ authorization and subject to applicable SEC regulations, market conditions and other factors, including blackout periods during which the Company and its insiders are prohibited from trading in the Company’s common stock. While blackout periods typically occur near the end of a fiscal quarter in anticipation of the public release of quarterly earnings, the Company may impose a blackout period at any time without advance public notice.
Non-GAAP year-to-date financial results excluding charges for both the current and prior year are presented in the attached reconciliation. These charges are also discussed in the Company’s Form 10-Q that will be filed today with the Securities and Exchange Commission.
Hypercom’s conference call to discuss the financial results for the period ended September 30, 2005 will be held on Wednesday, November 9, 2005 at 8:30 a.m. EST. The conference call will be simultaneously webcast at Hypercom’s Web site, www.hypercom.com and will also be available approximately seven days after the call has concluded in the Investor Relations section under “audio.archive”.
About Hypercom (www.hypercom.com)
Widely recognized as a global payment technology innovator, Hypercom delivers complete card payment terminal, network access device, server and transaction networking solutions that help merchants and financial institutions generate revenues and increase profits. Hypercom’s card payment terminal, network and server solutions are leading the transformation of electronic payments in more than 100 countries. The company is headquartered in Phoenix, Arizona.
Forward-Looking Statements
This press release includes statements that may constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding Hypercom’s anticipated financial performance, projections regarding future revenue, operating profits, net income, cash flows, losses from discontinued operations and the performance and market acceptance of new products. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to documents filed by Hypercom with the Securities and Exchange Commission, specifically the most recent reports on Forms 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.
Among the important factors or risks that could cause actual results to differ from those contained in the forward-looking statements in this press release are: the state of the competition in the payments processing industry in general; the commercial feasibility of new products, services, and market development initiatives; risks relating to the introduction of new products; projections regarding specific demand for our products and services; projections regarding future revenues, cost of sales, operating expenses, margins, cash flows, earnings, working capital and liquidity; the adequacy of our current facilities and management systems infrastructure to meet our operational needs; the status of our relationship with and condition of third parties upon whom we rely in the conduct of our business; the challenges presented by conducting business on an international basis; the sufficiency of our reserves for assets and obligations exposed to revaluation; our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business; the impact of current litigation matters, including the shareholder class actions and shareholder derivative actions, on our business; our ability to timely remediate the material weaknesses and significant deficiencies identified through our internal controls evaluation; our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations; risks associated with utilization of contract manufacturers of our products; industry and general economic conditions; and future access to capital on terms that are acceptable, as well as assumptions related to the foregoing.
The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in Hypercom’s most recent reports on Form 10-K and 10-Q, each as it may be amended from time to time. Hypercom’s results of operations for the three and nine months ended September 30, 2005 are not necessarily indicative of Hypercom’s operating results for any future periods. Any projections in this press release are based on limited information currently available to Hypercom, which is subject to change. Although any such projections and the factors influencing them will likely change, Hypercom will not necessarily update the information, since Hypercom will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.
The Company does not endorse any projections regarding future performance that may be made by third parties.
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Hypercom is a registered trademark of Hypercom Corporation. Optimum and Design is a trademark of Hypercom Corporation.

HYPERCOM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

(Amounts in thousands, except per share data)	Three Months Ended September 30,
	2005			2004
	GAAP	Non-GAAP Adj	Non-GAAP	GAAP	Non-GAAP Adj	Non-GAAP
				(restated)
Net revenue:
Product and other	$60,419		$60,419	$56,682		$56,682
Services	9,390		9,390	6,069		6,069

Total net revenue	69,809	—	69,809	62,751	—	62,751

Costs of revenue:
Product and other	37,121		37,121	33,306		33,306
Services	6,187		6,187	5,146		5,146

Total costs of revenue	43,308	—	43,308	38,452	—	38,452

Gross profit	26,501	—	26,501	24,299	—	24,299

Operating expenses:
Research and development	6,296		6,296	6,637	—	6,637
Selling, general and administrative	15,374		15,374	15,413	250	15,663

Total operating expenses	21,670	—	21,670	22,050	250	22,300

Income from continuing operations	4,831		4,831	2,249	(250)	1,999
Interest income	611		611	289		289
Interest expense	(221)		(221)	(392)		(392)
Other expense	(88)		(88)	(1)		(1)
Foreign currency loss	(265)		(265)	(929)		(929)

Income before income taxes	4,868	—	4,868	1,216	(250)	966
Provision for income taxes	(1,367)		(1,367)	(907)		(907)

Net income	$3,501	$—	$3,501	$309	$(250)	$59

Basic and diluted income per share	$0.07	$—	$0.07	$0.01	$(0.01)	$0.00

Weighted average common shares:
Basic	52,496,333	52,496,333	52,496,333	51,568,171	51,568,171	51,568,171

Diluted	53,632,008	53,632,008	53,632,008	53,946,710	53,946,710	53,946,710

EBITDA	$6,725	$—	$6,725	$3,676	$(250)	$3,426

HYPERCOM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended
	March 31, 2005			June 30, 2005			September 30, 2005
		Non-GAAP			Non-GAAP			Non-GAAP
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP
Net revenue:
Product and other	$47,752	$349	$48,101	$56,713	$313	$57,026	$60,419		$60,419
Services	6,779	—	6,779	7,302	—	7,302	9,390		9,390

Total net revenue	54,531	349	54,880	64,015	313	64,328	69,809	—	69,809

Costs of revenue:
Product and other	30,685	(3,386)	27,299	47,661	(12,404)	35,257	37,121		37,121
Services	5,287	—	5,287	6,516	(927)	5,589	6,187		6,187

Total costs of revenue	35,972	(3,386)	32,586	54,177	(13,331)	40,846	43,308	—	43,308

Gross profit	18,559	3,735	22,294	9,838	13,644	23,482	26,501	—	26,501

Operating expenses:
Research and development	7,258	(456)	6,802	7,592	(580)	7,012	6,296		6,296
Selling, general and administrative	20,603	(1,673)	18,930	17,950	(1,965)	15,985	15,374		15,374

Total operating expenses	27,861	(2,129)	25,732	25,542	(2,545)	22,997	21,670	—	21,670

Income (loss) from continuing operations	(9,302)	5,864	(3,438)	(15,704)	16,189	485	4,831	—	4,831
Interest income	557	—	557	637	—	637	611		611
Interest expense	(174)	—	(174)	(209)	—	(209)	(221)		(221)
Other expense	(45)	—	(45)	(14)	—	(14)	(88)		(88)
Foreign currency loss	(270)	—	(270)	(740)	—	(740)	(265)		(265)

Income (loss) before income taxes and discontinued operations	(9,234)	5,864	(3,370)	(16,030)	16,189	159	4,868	—	4,868
Provision for income taxes	(805)	(61)	(866)	(626)	—	(626)	(1,367)		(1,367)

Income (loss) before discontinued operations	(10,039)	5,803	(4,236)	(16,656)	16,189	(467)	3,501	—	3,501
Income from discontinued operations	399	—	399	—	—	—	—	—	—

Net income (loss)	$(9,640)	$5,803	$(3,837)	$(16,656)	$16,189	$(467)	$3,501	$—	$3,501

Basic and diluted income (loss) per share:
Income (loss) before discontinued operations	$(0.19)	$0.11	$(0.08)	$(0.32)	$0.31	$(0.01)	$0.07	$—	$0.07
Income from discontinued operations	0.01	—	0.01	—	—	—	—	—	—

Basic and diluted income (loss) per share	$(0.18)	$0.11	$(0.07)	$(0.32)	$0.31	$(0.01)	$0.07	$—	$0.07

HYPERCOM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

(Amounts in thousands, except per share data)	Nine Months Ended September 30,
	2005			2004
	GAAP	Non-GAAP Adj	Non-GAAP	GAAP	Non-GAAP Adj	Non-GAAP
				(restated)
Net revenue:
Product and other	$164,884	$662	$165,546	$155,777	$—	$155,777
Services	23,471		23,471	19,675	—	19,675

Total net revenue	188,355	662	189,017	175,452	—	175,452

Costs of revenue:
Product and other	115,467	(15,790)	99,677	88,737	—	88,737
Services	17,990	(927)	17,063	15,064	—	15,064
Write-off of deferrred contract costs	—	—	—	11,305	(11,305)	—

Total costs of revenue	133,457	(16,717)	116,740	115,106	(11,305)	103,801

Gross profit	54,898	17,379	72,277	60,346	11,305	71,651

Operating expenses:
Research and development	21,146	(1,036)	20,110	19,906	—	19,906
Selling, general and administrative	53,927	(3,638)	50,289	47,260	(1,385)	45,875

Total operating expenses	75,073	(4,674)	70,399	67,166	(1,385)	65,781

Income (loss) from continuing operations	(20,175)	22,053	1,878	(6,820)	12,690	5,870
Interest income	1,805	—	1,805	783	—	783
Interest expense	(604)	—	(604)	(1,328)	—	(1,328)
Other income (expense)	(147)	—	(147)	19	—	19
Foreign currency loss	(1,275)	—	(1,275)	(2,568)	—	(2,568)

Income (loss) before income taxes and discontinued operations	(20,396)	22,053	1,657	(9,914)	12,690	2,776
Provision for income taxes	(2,798)	(61)	(2,859)	(3,276)	—	(3,276)

Loss before discontinued operations	(23,194)	21,992	(1,202)	(13,190)	12,690	(500)
Income from discontinued operations	399	—	399	—	—	—

Net loss	$(22,795)	$21,992	$(803)	$(13,190)	$12,690	$(500)

Basic and diluted loss per share:
Loss before discontinued operations	$(0.44)	$0.42	$(0.02)	$(0.26)	$0.25	$(0.01)
Income from discontinued operations	0.01	—	0.01	—	—	—

Basic and diluted loss per share	$(0.43)	$0.42	$(0.01)	$(0.26)	$0.25	$(0.01)

Weighted average common shares:
Basic and diluted	52,412,285	52,412,285	52,412,285	51,066,345	51,066,345	51,066,345

EBITDA:
EBITDA from continuing operations	$(15,155)	$22,053	$6,898	$(2,586)	$12,690	$10,104
EBITDA from discontinued operations	399	—	399	—	—	—

EBITDA	$(14,756)	$22,053	$7,297	$(2,586)	$12,690	$10,104

HYPERCOM CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30, 2005
	(unaudited)	December 31, 2004
	(Amounts in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$47,080	$23,445
Marketable securities	43,453	69,962
Accounts receivable, net	52,925	59,776
Current portion of net investment in sales-type leases	6,028	9,441
Inventories	42,301	44,455
Prepaid expenses and other current assets	8,381	12,955

Total current assets	200,168	220,034
Property, plant and equipment, net	29,560	29,920
Net investment in sales-type leases	15,003	17,668
Intangible assets, net	3,875	4,475
Other long-term assets	5,303	5,163

Total assets	$253,909	$277,260

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,389	$27,817
Accrued payroll and related expenses	10,391	8,679
Accrued sales and other taxes	9,417	8,792
Accrued liabilities	12,919	8,308
Deferred revenue	2,862	2,768
Income taxes payable	2,246	3,411
Current portion of long-term debt	8,443	470

Total current liabilities	70,667	60,245

Long-term obligations	4,238	11,643

Total liabilities	74,905	71,888

Stockholders’ equity	179,004	205,372

Total liabilities and stockholders’ equity	$253,909	$277,260

Hypercom Corporation
Statement of Cash Flows
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
(Amounts in thousands)		(restated)		(restated)
Cash flows from continuing operations:
Net income (loss) from continuing operations	$3,501	$309	$(23,194)	$(13,190)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities:
Depreciation/amortization	2,247	2,357	6,442	6,783
Amortization of deferred financing costs	4	78	11	526
Amortization of discount on marketable securities	(290)	—	(767)	—
Provision for bad debts	111	448	1,440	1,109
Provision for long-term contract accounts receivable	—	(250)	—	1,385
Provision for losses on sales-type leases	1,725	355	3,341	485
Write-down of excess and obsolete inventory	195	2,830	11,083	6,292
Provision for warranty and other product charges	573	169	7,666	318
Non-cash stock compensation	212	102	485	329
Foreign currency (gain) loss	(188)	(503)	533	664
Write-off of capitalized software and other assets	2	56	482	56
Write-off of deferred contract costs	—	—	—	11,305
Changes in operating assets and liabilities, net	(5,802)	(1,130)	(2,485)	(4,445)

Net cash provided by operating activities	2,290	4,821	5,037	11,617

Cash flows from investing activities:
Purchase of property, plant and equipment	(1,018)	(1,036)	(3,583)	(4,505)
Acquisition of other assets	—	—	—	(1,443)
Software development costs capitalized	—	(847)	(558)	(2,152)
Purchase of marketable securities	(52,221)	(32,407)	(136,242)	(54,407)
Proceeds from the sale or maturity of marketable securities	69,525	—	163,518	7,500

Net cash provided by (used in) investing activities	16,286	(34,290)	23,135	(55,007)

Cash flows from financing activities:
Repayments of bank notes payable and other debt instruments	(90)	(182)	(337)	(803)
Proceeds from issuance of common stock	2,136	470	4,883	6,023
Purchase of treasury stock	(6,467)	—	(8,941)	—
Repayment of advances to stockholders	—	—	—	1,056

Net cash (used in) provided by financing activities	(4,421)	288	(4,395)	6,276

Effect of exchange rate changes on cash	38	79	(110)	(31)

Net increase (decrease) in cash flows from continuing operations	14,193	(29,102)	23,667	(37,145)
Net decrease in cash flows from discontinued operations	—	(268)	(32)	(746)
Cash and cash equivalents, beginning of period	32,887	56,894	23,445	65,415

Cash and cash equivalents, end of period	$47,080	$27,524	$47,080	$27,524

Note 1: Reconciliation of Non-GAAP Measures
This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet, or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Non-GAAP operating results are presented in the earnings release because management believes that it is of interest to its investors to reflect the current period operating results exclusive of material non-recurring items for comparability purposes. The non-GAAP 2005 and 2004 results and related non-GAAP adjustments are not GAAP and should not be considered a substitute for the actual 2005 and 2004 unaudited results in this earnings release.
During the latter part of March 2005, a change in senior management was made at the Company. An interim Chief Executive Officer and interim Chief Financial Officer (collectively “Interim Management”) were appointed to replace the former Chief Executive Officer and Chief Financial Officer. The interim Chief Financial Officer was replaced in October 2005 and the interim Chief Executive Officer, William Kieper, was officially appointed Chief Executive Officer and President on August 29, 2005. Interim Management commenced a comprehensive review of the Company’s financial performance; market strategy; products; product development and life cycle management; and employee, customer and vendor relationships (the “2005 Business Review”). The objective of the 2005 Business Review was to create a plan to improve profitability and customer relations, transition more rapidly to 32-bit technology products, rationalize operations and reorganize the Company’s corporate structure.
The following table sets forth charges recorded in the 2005 first and second quarter in conjunction with the 2005 Business Review (in thousands):

	Charges	Charges	Total Charges
	Recorded	Recorded	Recorded
	in the 2005	in the 2005	in the First Six
	First Quarter	Second Quarter	Months of 2005
Revenues and cost of revenues:
Warranty charges and product return accruals	$706	$6,076	$6,782
Inventory write-downs, primarily for product end-of-life decisions	2,132	7,090	9,222
UK lease portfolio charges	749	140	889
One-time termination benefits and related employment costs	—	177	177
Other	148	161	309

Revenues and cost of revenues total	3,735	13,644	17,379

Operating expenses and income taxes:
One-time termination benefits and related employment costs	1,543	2,021	3,564
Other	525	524	1,049

Operating expenses and income taxes total	2,068	2,545	4,613

	$5,803	$16,189	$21,992

EBITDA is presented in the earnings release because management believes that it is a commonly used financial measure that is of interest to its investors. The Company defines EBITDA as earnings before interest, income taxes, depreciation, and amortization. EBITDA does not represent cash flow from operations, as defined by generally accepted accounting principles in the United States. EBITDA should not be considered as a substitute for net income or loss, or as an indicator of operating performance or whether cash flows will be sufficient to fund cash needs.
Below is a reconciliation of the loss before taxes and discontinued operations to EBITDA from continuing operations (amounts in thousands and unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
EBITDA from continuing operations:
Income (loss) before income taxes and discontinued operations	$4,868	$1,216	$(20,396)	$(9,914)
Depreciation and amortization	2,247	2,357	6,442	6,783
Interest, net	(390)	103	(1,201)	545

EBITDA from continuing operations	$6,725	$3,676	$(15,155)	$(2,586)

Note 2: Restatement of Prior Year Operating Results
During the fourth quarter of 2004, the Company determined that certain leases originated during the first three-quarters of 2004 were incorrectly accounted for as sales-type leases, rather than operating leases. This accounting error, which relates to approximately 3,200 leases, resulted in an overstatement of net revenue and net operating profit for the first three quarters of 2004. Accordingly, the results for the nine months ended September 30, 2004 have been restated to properly account for the leases as operating leases. This is more fully described in our annual report on Form 10-K filed on March 15, 2005.